Exhibit 77


This report is signed on behalf of the registrant in the City of St. Paul and State of Minnesota on the 21st day of August 2007.


                                       MAIRS AND POWER BALANCED FUND, INC.


                                       By  /s/ William B. Frels
                                           ----------------------------
                                           William B. Frels, President


WITNESS


/s/ Jon A. Theobald
--------------------------
Jon A. Theobald, Secretary